Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 10, 2005, except for the first paragraph of Note 1 as to which the date is September 6, 2005 in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-124832) and related Prospectus of WebMD Health Corp. dated September 14, 2005.

/s/Ernst & Young LLP

MetroPark, New Jersey
September 12, 2005